Exhibit 10.5

SUBSCRIPTION AGREEMENT

The undersigned Subscriber hereby agrees to subscribe for shares of Class A Ordinary Shares, $0.00001 par value per share (“Shares”), in GreenVector Holdings Limited, a Cayman Islands exempted company with limited liability (“Company”). The purchase price is fixed at US$1.00 per Share. In subscribing to these Shares, the undersigned Subscriber hereby acknowledges and agrees to the following:

●	There is currently no market for the Shares and that a market may never develop for the Shares; and

●	The undersigned understands that this investment in our securities involves a high degree of risk and the undersigned has read the “Risk Factors” set forth in the Form F-1 (File No. [ ]) that registered the Shares.

The purchase price due to the Company shall be the number of shares of Class A Ordinary Shares subscribed for multiplied by the purchase price of US$1.00 per share (shares subscribed x US$1.00 = purchase price).

The Company retains the right to accept or reject a subscription in whole or in part, for any reason or for no reason. Subscriptions for Shares will be accepted or rejected within two (2) business days after receipt by the Company.

Subscriber shall wire the full purchase price to the Company pursuant to the following wire instructions:

Bank: [  ]

[ADDRESS]

Wire Routing Number: [  ]

Beneficiary Name: GreenVector Holdings Limited

Account Number: [  ]

Swift Code: [  ]

Address: [  ]

(Please Type or Print Clearly)

Number of Shares Subscribed:

Purchase Price:

Registered Name of Subscriber:

Address of Record:

Signature of Subscriber:

ACCEPTED ON ___________, 2026 by:
Authorized Officer Signature of the Company